UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                   November 28, 2005 (November 22, 2005)
                   Date of Report (Date of earliest event reported)


                          NORTHERN ILLINOIS GAS COMPANY
                      (Doing Business as NICOR GAS COMPANY)
             (Exact name of registrant as specified in its charter)


             Illinois                 1-7296               36-2863847
    (State or other jurisdiction   (Commission          (I.R.S. Employer
        of incorporation)          File Number)       Identification Number)

                                 1844 Ferry Road
                         Naperville, Illinois 60563-9600
               (Address of principal executive offices) (Zip Code)

                               (630) 983-8888
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))







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Item 8.01  Other Events
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On November 28, 2005, Nicor Inc. announced that on November 22, 2005 the
Illinois Commerce Commission (ICC) granted Nicor Gas' motion to adjust its tariffs to comply with the ICC's recent order granting Nicor Gas a base rate increase.

As a result of the ICC's action granting Nicor Gas' motion, Nicor Gas' annual base rates were increased to approximately $54.2 million, compared to the $48.8 million allowed under tariffs previously filed on October 4, 2005.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.


Item 9.01  Financial Statements and Exhibits
---------  ---------------------------------

(c)   Exhibits

The following is filed as an exhibit to this report.

99.1 Press release issued November 28, 2005.








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Signature
---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                               Northern Illinois Gas Company


Date       November 28, 2005                   /s/ PAUL C. GRACEY, JR.
      ---------------------------              ------------------------
                                               Paul C. Gracey, Jr.
                                               Vice President, General Counsel
                                               and Secretary







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Exhibit Index
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  Exhibit
  Number              Description of Document
----------  ---------------------------------------------------

   99.1     Press release issued November 28, 2005.